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                          PRICEWATERHOUSECOOPERS LLP
                            160 Federal Street
                             Boston, MA 02110
                          Telephone (617) 439 4390


November 30, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                           West Coast Entertainmant Corporation

We have read Item 4 of West Coast Entertainment Corporation's Form 8-K dated November 30, 1998 and are in agreement with the statements contained in paragraph 4(i), (ii) and (iv) therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP